UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2015

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2015, Ambarella, Inc. held its 2015 Annual Meeting of Shareholders.  Of the 31,328,410 ordinary shares outstanding as of April 8, 2015, the record date for the meeting, 25,164,057 ordinary shares were represented at the meeting in person or by proxy, constituting 80.3% of the outstanding ordinary shares entitled to vote.  The matters voted upon at the meeting and the voting results with respect to each such matter are set forth below:

(i)	Election of two Class III directors for a term of three years expiring in 2018:

Name	For	Withheld
Christopher B. Paisley	9,925,301	1,413,015
Andrew W. Verhalen	11,120,363	217,953

There were 13,825,741 broker non-votes with respect to the election of each of the directors listed above.

(ii)	Ratification of appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending January 31, 2016:

For: 24,397,633	Against: 360,572	Abstentions: 405,852

(iii)	Approval, on an advisory basis, of the compensation of the company’s named executive officers:

For: 10,487,440	Against: 758,324	Abstentions: 92,552

There were 13,825,741 broker non-votes with respect to this proposal.

(iv)	Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation:

1 Year: 10,030,147	2 Years: 922,814	3 Years: 297,039	Abstentions: 88,316

There were 13,825,741 broker non-votes with respect to this proposal.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2015	Ambarella, Inc.

/s/ George Laplante
George Laplante Chief Financial Officer